SUB-ITEM 77H

                                                            MFS SERIES TRUST IX

         As of April 30, 2001, changes in entities beneficially owning more than 25% of any one series' voting securities, thereby becoming controlling entities of such series, are as follows:


         FUND                                           OWNER AND ADDRESS                          %OF SHARES OWNED


         MFS Intermediate Investment Bond Fund          TRS of the MFS Pension Plan                99.98%
                                                        C/o Mark Leary
                                                        Massachusetts Financial Services
                                                        500 Boylston St.
                                                        Boston, MA  02116-3740

         MFS High Quality Bond Fund                     David L. Pergola                           77.77%
                                                        7 Tyler Road
                                                        Belmont, MA  02478-2022





         As of April 30, 2001, the following entities no longer beneficially owned more than 25% of any one series' voting securities, thereby ceasing to be controlling entities of such series.

         MFS Intermediate Inc. Grade Bond Fund

                                                        MFS Service Center Inc., Audit Account IRA
                                                        MFS Service Center Inc., Audit Account Reinvest
                                                        MFS Service Center Inc., Audit Account Cash

         MFS Research Bond Fund                         MFS Fund Distributors
         MFS High Quality Bond Fund                     MFS Fund Distributors